Exhibit 99.3

SOUTHWEST GAS HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On December 31, 2021, Southwest Gas Holdings, Inc. (the “Company”) completed the acquisition of Dominion Energy Questar Pipeline, LLC (together with its subsidiaries, “DEQP”), Dominion Energy Questar Pipeline Services, Inc. and QPC Holding Company, LLC and its subsidiaries (“QPC”) (collectively, the “Acquisition”) for initial consideration of $1.576 billion, consisting of a cash payment of $1.545 billion, transaction costs paid on behalf of the seller of $4.7 million and preliminary post-closing adjustments of $25.9 million. The historical financial results of Dominion Energy Questar Pipeline Services, Inc. and QPC are not reflected in the Unaudited Pro Forma Combined Financial Information due to their immateriality. On November 1, 2021, the Company entered into a 364-day term loan credit agreement (the “Credit Agreement”), and on December 31, 2021, the Company drew down the full $1.6 billion available under the Credit Agreement to fund the Acquisition and related expenses. On August 27, 2021, Centuri Group, Inc. (“Centuri”), a wholly owned subsidiary of the Company, completed the acquisition of Drum Parent, Inc. (“Drum”) (the “Drum Acquisition”). Collectively, the Acquisition, entry into the Credit Agreement, and the Drum Acquisition are referred to as the “Transactions.”

The Unaudited Pro Forma Combined Statements of Income for the nine months ended September 30, 2021 and the year ended December 31, 2020 combine the historical consolidated statements of income of the Company, DEQP and Drum giving effect to the Transactions as if they had been completed on January 1, 2020, the beginning of the earliest period presented. The Transactions are reflected in the Company’s audited balance sheet as of December 31, 2021; therefore, a pro forma balance sheet is not included herein.

The Unaudited Pro Forma Combined Financial Information presented is based on available information using assumptions the Company believes are reasonable. The Unaudited Pro Forma Combined Financial Information and related notes are provided for illustrative purposes only and do not purport to represent the Company’s actual financial position or results of operations had the Transactions occurred on the dates indicated, nor do they project the Company’s results of operations or financial position for any future period or date. The Unaudited Pro Forma Combined Financial Information does not consider any cost savings, operating synergies, or additional costs that may be incurred to achieve any such synergies, or otherwise incurred, after completing the Transactions. As such, the actual results reported by the combined company in periods following the Transactions may differ materially from the Unaudited Pro Forma Combined Financial Information.

The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the following:

•	The Company’s historical audited consolidated financial statements as of and for the year ended December 31, 2021, as included in the Form 10-K filed on March 1, 2022;

•	The Company’s historical unaudited interim condensed consolidated financial statements as of and for the nine months ended September 30, 2021, as included in the Form 10-Q filed on November 9, 2021;

•

DEQP’s historical unaudited interim consolidated financial statements as of and for the nine months ended September 30, 2021 and the historical audited consolidated financial statements as of and for the year ended December 31, 2020, which are included as exhibits to the Form 8-K/A to which this Unaudited Pro Forma Combined Financial Information is attached;

•	The Credit Agreement, which is attached as exhibit 10.1 to the Form 8-K filed on November 5, 2021; and

•	The Company’s unaudited pro forma condensed combined financial statements related to the Drum Acquisition, which are attached as exhibit 99.3 to Form 8-K/A filed on November 9, 2021.

SOUTHWEST GAS HOLDINGS, INC.

Unaudited Pro Forma Combined Statement of Income

For the Nine Months Ended September 30, 2021

(In millions, except share-related amounts)

	Southwest Gas Holdings, Inc. and Pro Forma Drum (Note 5)	Dominion Energy Questar Pipeline, LLC Historical, As Reclassified (Note 4)	Transaction Accounting Adjustments (Note 2)		Credit Agreement Transaction Adjustments (Note 3)		Pro Forma Combined
Operating revenues:
Gas operating revenues	$1,070.6	$183.0	$—		$—		$1,253.6
Utility infrastructure services revenues	1,833.0	—	—		—		1,833.0

Total operating revenues	2,903.6	183.0	—		—		3,086.6
Operating expenses:
Net cost of gas sold	296.2	6.5	—		—		302.7
Operations and maintenance	334.5	38.3	—		—		372.8
Depreciation and amortization	298.6	38.4	0.4	(A)	—		337.4
Taxes other than income taxes	60.1	6.6	—		—		66.7
Utility infrastructure services expenses	1,637.6	—	—		—		1,637.6

Total operating expenses	2,627.0	89.8	0.4		—		2,717.2

Operating income	276.6	93.2	(0.4)		—		369.4

Other income and (expenses):
Net interest deductions	(111.2)	(14.3)	(0.7)	(B)	(16.1)	(E)	(142.3)
Other income (deductions)	(3.6)	2.7	—		—		(0.9)

Total other income and (expenses)	(114.8)	(11.6)	(0.7)		(16.1)		(143.2)

Income before income taxes	161.8	81.6	(1.1)		(16.1)		226.2
Income tax expense (benefit)	33.0	17.4	(0.3)	(C)	(3.7)	(F)	46.4

Net income	128.8	64.2	(0.8)		(12.4)		179.8
Net income attributable to noncontrolling interest	5.2	—	—		—		5.2

Net income attributable to Southwest Gas Holdings, Inc.	$123.6	$64.2	$(0.8)		$(12.4)		$174.6

Earnings per share:
Basic	$2.11						$2.98

Diluted	$2.10						$2.97

Weighted average shares (In thousands):
Basic	58,639						58,639
Diluted	58,742						58,742

See accompanying notes to the Unaudited Pro Forma Combined Financial Information.

SOUTHWEST GAS HOLDINGS, INC.

Unaudited Pro Forma Combined Statement of Income

For the Year Ended December 31, 2020

(In millions, except share-related amounts)

	Southwest Gas Holdings, Inc. and Pro Forma Drum (Note 5)	Dominion Energy Questar Pipeline, LLC Historical, As Reclassified (Note 4)	Transaction Accounting Adjustments (Note 2)		Credit Agreement Transaction Adjustments (Note 3)		Pro Forma Combined
Operating revenues:
Gas operating revenues	$1,350.6	$241.0	$—		$—		$1,591.6
Utility infrastructure services revenues	2,388.5	—	—		—		2,388.5

Total operating revenues	3,739.1	241.0	—		—		3,980.1
Operating expenses:
Net cost of gas sold	342.8	4.7	—		—		347.5
Operations and maintenance	408.1	51.6	20.6	(D)	—		480.3
Depreciation and amortization	382.5	50.6	0.6	(A)	—		433.7
Taxes other than income taxes	63.5	8.6	—		—		72.1
Utility infrastructure services expenses	2,147.1	—	—		—		2,147.1

Total operating expenses	3,344.0	115.5	21.2		—		3,480.7

Operating income	395.1	125.5	(21.2)		—		499.4

Other income and (expenses):
Net interest deductions	(150.3)	(19.4)	(1.0)	(B)	(21.7)	(E)	(192.4)
Other income (deductions)	(8.0)	3.0	—		—		(5.0)

Total other income and (expenses)	(158.3)	(16.4)	(1.0)		(21.7)		(197.4)

Income before income taxes	236.8	109.1	(22.2)		(21.7)		302.0
Income tax expense (benefit)	49.2	(20.1)	(5.0)	(C)	(5.0)	(F)	19.1

Net income	187.6	129.2	(17.2)		(16.7)		282.9
Net income attributable to noncontrolling interest	6.7	—	—		—		6.7

Net income attributable to Southwest Gas Holdings, Inc.	$180.9	$129.2	$(17.2)		$(16.7)		$276.2

Earnings per share:
Basic	$3.23						$4.93

Diluted	$3.23						$4.93

Weighted average shares (In thousands):
Basic	55,998						55,998
Diluted	56,076						56,076

See accompanying notes to the Unaudited Pro Forma Combined Financial Information.

Note 1. Basis of Pro Forma Presentation

The accompanying Unaudited Pro Forma Combined Financial Information was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial statements of the Company have been adjusted to give effect to transaction accounting adjustments that are necessary to account for the Transactions.

The Unaudited Pro Forma Combined Statements of Income for the nine months ended September 30, 2021 and year ended December 31, 2020 combine the historical consolidated statements of income of the Company, DEQP and Drum and have been prepared as if the Transactions had occurred on January 1, 2020.

The accounting policies used in the preparation of the Unaudited Pro Forma Combined Financial Information are those set out in the Company’s consolidated financial statements as of and for the nine months ended September 30, 2021 and year ended December 31, 2020. Management has substantially completed the review of DEQP’s accounting policies, and based on its analysis to date, has determined that no significant adjustments are necessary to conform DEQP’s financial statements to the accounting policies used by the Company in the preparation of the Unaudited Pro Forma Combined Financial Information.

The Unaudited Pro Forma Combined Financial Information and related notes were prepared using the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations, with the Company considered the accounting acquirer of both DEQP and Drum. The purchase accounting is subject to finalization of the Company’s analysis of the fair value of the assets and liabilities of DEQP and Drum as of the acquisition dates. Accordingly, the purchase accounting in the Unaudited Pro Forma Combined Financial Information is preliminary and may be adjusted upon completion of the final valuation. Such adjustments could be material.

Significant portions of DEQP’s operations are subject to the rate-setting authority of the Federal Energy Regulatory Commission (the “FERC”). The carrying values of the assets and liabilities subject to regulatory accounting under U.S. generally accepted accounting principles are considered to approximate the fair values.

Note 2. Transaction Accounting Adjustments

(A)	Reflects the incremental depreciation expense, calculated on a straight-line basis, related to the estimated fair value of non-regulated property, plant and equipment acquired by the Company.

(B)	Reflects the incremental amortization of debt premiums related to the fair value adjustment to DEQP’s debt, which will be amortized to interest expense over the remaining term of the debt.

(C)

Reflects the tax effects of the transaction accounting adjustments to DEQP’s statements of income for the nine months ended September 30, 2021 and the year ended December 31, 2020. Income tax expense was calculated using the statutory tax rate in effect during the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

(D)

Reflects additional costs related to the Acquisition of $18.5 million incurred by the Company subsequent to September 30, 2021 as well as an adjustment for non-recurring retention bonuses to be paid to certain DEQP employees in connection with the Acquisition. These costs will not affect the Company’s income statement beyond 12 months after the closing date of the Acquisition.

Note 3. Credit Agreement Transaction Adjustments

The Credit Agreement provides for a $1.6 billion delayed-draw term loan (the “Term Loan Facility”) to pay fees, commissions and expenses related to the Term Loan Facility and to fund the Acquisition. The Term Loan Facility matures 364 days from the date of the funding of the Term Loan Facility. In connection with the closing of the Acquisition, the Company drew the full $1.6 billion available under the Term Loan Facility. The interest rate for the Term Loan Facility is based on either the “base rate” or LIBOR, plus an applicable margin in either case. The applicable margin for the Term Loan Facility will be 0% to 0.50% for base rate loans and 0.75% to 1.50% for LIBOR loans, depending on the applicable pricing level in effect. Each of the interest rate spreads will increase by 0.25% at certain time intervals after the funding date. The commitment fee ranges from 0.060% to 0.175% per calendar quarter commencing January 3, 2022, depending on the applicable pricing level in effect. The pricing levels are based on the Company’s senior debt ratings. The interest rate is subject to customary benchmark replacement provisions.

The Company reflected the following financing transactions in the Unaudited Pro Forma Combined Financial Information.

(E)	Reflects the incremental interest expense related to the amortization of borrowings under the Term Loan Facility.

A 1/8% change in the variable interest rate of the Term Loan Facility would impact net income by an increase or decrease of $1.5 million and $2.0 million for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

(F)

Reflects the tax effects of the financing adjustments for the nine months ended September 30, 2021 and the year ended December 31, 2020. Income tax expense was calculated using the statutory tax rate in effect during the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

Note 4. Reclassification Adjustments

Certain reclassifications have been made to the historical presentation of DEQP’s financial statements to conform to the Company’s historical presentation.

Statements of Income Reclassifications

	Nine Months Ended September 30, 2021				Year Ended December 31, 2020
(In millions)	Before Reclassification	Reclassification Amount	Ref.	After Reclassification	Before Reclassification	Reclassification Amount	Ref.	After Reclassification
Gas operating revenues	$—	$183.0	(i)	$183.0	$—	$241.0	(i)	$241.0
Operating revenue	183.0	(183.0)	(i)	—	241.0	(241.0)	(i)	—
Purchased gas and other	6.5	(6.5)	(ii)	—	4.7	(4.7)	(ii)	—
Net cost of gas and other	—	6.5	(ii)	6.5	—	4.7	(ii)	4.7
Other operations and maintenance	38.3	(38.3)	(iii)	—	51.6	(51.6)	(iii)	—
Operations and maintenance	—	38.3	(iii)	38.3	—	51.6	(iii)	51.6
Other taxes	6.6	(6.6)	(iv)	—	8.6	(8.6)	(iv)	—
Taxes other than income taxes	—	6.6	(iv)	6.6	—	8.6	(iv)	8.6
Interest and related charges	(14.3)	14.3	(v)	—	(19.4)	19.4	(v)	—
Net interest deductions	—	(14.3)	(v)	(14.3)	—	(19.4)	(v)	(19.4)
Earnings from equity method investee	2.2	(2.2)	(vi)	—	2.7	(2.7)	(vi)	—
Other income (deductions)	0.5	2.2	(vi)	2.7	0.3	2.7	(vi)	3.0

(i)	Represents the reclassification of “Operating revenue” on DEQP’s historical statement of income into “Gas operating revenues” to conform to the Company’s historical statement of income presentation.

(ii)

Represents the reclassification of “Purchased gas and other” on DEQP’s historical statement of income into “Net cost of gas sold” to conform to the Company’s historical statement of income presentation.

(iii)

Represents the reclassification of “Other operations and maintenance” on DEQP’s historical statement of income into “Operations and maintenance” to conform to the Company’s historical statement of income presentation.

(iv)	Represents the reclassification of “Other taxes” on DEQP’s historical statement of income into “Taxes other than income taxes” to conform to the Company’s historical statement of income presentation.

(v)

Represents the reclassification of “Interest and related charges” on DEQP’s historical statement of income into “Net interest deductions” to conform to the Company’s historical statement of income presentation.

(vi)

Represents the reclassification of “Earnings from equity method investee” on DEQP’s historical statement of income into “Other income (deductions)” to conform to the Company’s historical statement of income presentation.

Note 5. Unaudited Pro Forma Combined Statements of Income for Drum Acquisition

The Unaudited Pro Forma Combined Financial Information below gives effect to the Drum Acquisition by Centuri pursuant to the terms of the Agreement and Plan of Merger, dated June 28, 2021. The purchase price for the Drum Acquisition was preliminarily determined to be $830.4 million in cash consideration subject to certain adjustments, including working capital, as updated through December 31, 2021 to be $824.1 million. Centuri closed on its acquisition of Drum on August 27, 2021. Financial information presented in the “Southwest Gas Holdings, Inc. and Pro Forma Drum” column in the Unaudited Pro Forma Combined Statements of Income represents the historical consolidated statements of income of the Company for the nine months ended September 30, 2021 and the year ended December 31, 2020, adjusted to include the pro forma impact of the Drum Acquisition as if it had been completed on January 1, 2020. The Drum pro forma adjustments are for the period from January 1, 2020 through August 27, 2021.

On August 27, 2021, Centuri entered into a $1.545 billion term loan and revolving credit facility (the “Centuri Loan Facility”), which refinanced the previous $590 million loan facility dated November 2018. A portion of the Centuri Loan Facility was used to fund the Drum Acquisition for approximately $830.4 million at close. The Centuri Loan Facility consisted of a term loan of $1.145 billion at closing and a revolving line of credit of $400 million. Interest rates for the Loan Facility are calculated at the London Interbank Offered Rate (“LIBOR”), the Canadian Dealer Offered Rate (“CDOR”), or an alternate base rate, plus in each case an applicable margin that is determined based on Centuri’s consolidated leverage ratio. The applicable margin ranges from 1.00% to 2.25% for loans bearing interest with reference to LIBOR or CDOR and from 0.00% to 1.25% for loans bearing interest with reference to the alternate base rate. The LIBOR rate for the term loan is subject to a floor of 50 basis points. Centuri is also required to pay a commitment fee on the unfunded portion of the commitments based on the consolidated leverage ratio. The commitment fee ranges from 0.15% to 0.35% per annum. In connection with the debt restructuring, Centuri extinguished certain of its existing debt of approximately $295.4 million and wrote off existing debt issuance costs of $0.7 million. The Company did not legally assume Drum’s outstanding debt, other than outstanding finance lease obligations as of the Acquisition date.

For the Nine Months Ended September 30, 2021

(In millions, except share-related amounts)

	Historical
	Historical Southwest Gas Holdings Inc.	Drum	Adjustments		Southwest Gas Holdings Inc. and Pro Forma Drum
Operating revenues:
Gas operating revenues	$1,070.6	$—	$—		$1,070.6
Utility infrastructure services revenues	1,525.4	307.6	—		1,833.0

Total operating revenues	2,596.0	307.6	—		2,903.6
Operating expenses:
Net cost of gas sold	296.2	—	—		296.2
Operations and maintenance	334.5	—	—		334.5
Depreciation and amortization	267.7	29.3	1.6	(AA)	298.6
Taxes other than income taxes	60.1	—	—		60.1
Utility infrastructure services expenses	1,381.5	297.2	(41.1)	(BB)	1,637.6

Total operating expenses	2,340.0	326.5	(39.5)		2,627.0

Operating income	256.0	(18.9)	39.5		276.6

Other income and (expenses):
Net interest deductions	(81.2)	(3.0)	(27.0)	(CC)	(111.2)
Other income (deductions)	(4.0)	(0.1)	0.5	(DD)	(3.6)

Total other income and (expenses)	(85.2)	(3.1)	(26.5)		(114.8)

Income before income taxes	170.8	(22.0)	13.0		161.8
Income tax expense	34.8	(5.0)	3.2	(EE)	33.0

Net income	136.0	(17.0)	9.8		128.8
Net income attributable to noncontrolling interest	5.2	—	—		5.2

Net income (loss) attributable to Southwest Gas Holdings, Inc.	$130.8	(17.0)	$9.8		$123.6

Earnings per share:
Basic	$2.23				$2.11

Diluted	$2.23				$2.10

Weighted average shares (In thousands):
Basic	58,639				58,639
Diluted	58,742				58,742

For the Year Ended December 31, 2020

(In millions, except share-related amounts)

	Historical
	Historical Southwest Gas Holdings Inc.	Drum	Adjustments		Pro Forma Southwest Gas Holdings Inc., As Adjusted
Operating revenues:
Gas operating revenues	$1,350.6	$—	$—		$1,350.6
Utility infrastructure services revenues	1,948.3	440.2	—		2,388.5

Total operating revenues	3,298.9	440.2	—		3,739.1
Operating expenses:
Net cost of gas sold	342.8	—	—		342.8
Operations and maintenance	408.1	—	—		408.1
Depreciation and amortization	332.0	49.3	1.2	(AA)	382.5
Taxes other than income taxes	63.5	—	—		63.5
Utility infrastructure services expenses	1,729.5	390.2	27.4	(BB)	2,147.1

Total operating expenses	2,875.9	439.5	28.6		3,344.0

Operating income	423.0	0.7	(28.6)		395.1

Other income and (expenses):
Net interest deductions	(111.5)	(8.4)	(30.4)	(CC)	(150.3)
Other income (deductions)	(6.8)	(1.0)	(0.2)	(DD)	(8.0)

Total other income and (expenses)	(118.3)	(9.4)	(30.6)		(158.3)

Income before income taxes	304.7	(8.7)	(59.2)		236.8
Income tax expense	65.7	5.3	(21.8)	(EE)	49.2

Net income	239.0	(14.0)	(37.4)		187.6
Net income attributable to noncontrolling interest	6.7	—	—		6.7

Net income attributable to Southwest Gas Holdings, Inc.	$232.3	$(14.0)	$(37.4)		$180.9

Earnings per share:
Basic	$4.15				$3.23

Diluted	$4.14				$3.23

Weighted average shares:
Basic	55,998				55,998
Diluted	56,076				56,076

The following adjustments are related to the Drum Acquisition:

(AA)

Reflects the amortization adjustment of $1.0 million and $0.4 million for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively, associated with the fair values of the acquired customer relationships, backlog, and trade names. In addition, the adjustment reflects Drum’s incremental depreciation expense of $0.6 million and $0.8 million for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively, associated with the fair values of the buildings, improvements and equipment acquired.

(BB)

Reflects (i) the reversal of stock option expense related to stock options that were ultimately cancelled and retired in connection with the Drum Acquisition of $11.1 million and $1.7 million for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively, and (ii) the exclusion of transaction costs incurred by Centuri and Drum of $30.0 million for the nine months ended September 30, 2021 and an accrual for transaction costs of $29.1 million incurred by the Company and Drum subsequent to the year ended December 31, 2020. The remaining transaction costs of $0.9 million are included in the historical statement of income for the nine months ended September 30, 2021. Transaction costs will not affect the Company’s income statement beyond 12 months after the closing date of the Drum Acquisition.

(CC)	Reflects the adjustments related to Centuri’s debt restructuring along with the impacts of removing the interest related to Drum debt that was not assumed by the Company in the Drum Acquisition:

(In millions)	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Elimination of Centuri interest expense and amortization of debt issuance costs associated with debt that was restructured	$(3.9)	$(6.3)
Elimination of Drum interest expense	(2.0)	(5.4)
Interest expense on new debt	28.1	37.4
Amortization of new debt issuance costs	3.6	4.9
Interest expense related to original issue discount	1.2	1.6
Fair value adjustments associated with Drum interest rate swap	—	(1.8)

Transaction accounting adjustments for interest expense	$27.0	$30.4

A 1/8% change in variable interest rates related to the term loan and line of credit would impact net income by an increase or decrease of $0.9 million for the nine months ended September 30, 2021 and $1.2 million for the year ended December 31, 2020.

(DD)

Reflects (i) the add back for discontinued operations associated with the sale of Drum’s foreign subsidiary, which was not acquired in the transaction, of $0.5 million and $0.4 million for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively, and (ii) the write-off of $0.7 million for the year ended December 31, 2020 for debt issuance costs related to the restructuring of Centuri’s loan facility.

(EE)

Reflects the income tax effects of the Drum pro forma adjustments utilizing Centuri’s statutory rate in effect for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively. In addition, it reflects an adjustment of $7.3 million for the year ended December 31, 2020 related to a potential foreign tax liability that was retained by the seller in the Drum Acquisition.